UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2020

Taylor Morrison Home Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35873	83-2026677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000

Scottsdale, AZ, 85251

(Address of principal executive offices) (Zip Code)

(480) 840-8100

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	TMHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion by Taylor Morrison Home Corporation, a Delaware corporation (“Taylor Morrison” or the “Company”), of the previously announced acquisition (the “Acquisition”) of William Lyon Homes, a Delaware corporation (“William Lyon Homes”). Pursuant to the terms of the Agreement and Plan of Merger, dated November 5, 2019 (the “Merger Agreement”), by and among the Company, Tower Merger Sub, Inc. (“Merger Sub”) and William Lyon Homes, Merger Sub merged with and into William Lyon Homes (the “Merger”), at which time the separate corporate existence of Merger Sub ended, and William Lyon Homes survived the Merger as the surviving corporation. As a result of the Merger, William Lyon Homes, along with its subsidiaries, became subsidiaries of the Company.

Item 1.01.	Entry into a Material Definitive Agreement.

On February 6, 2020 (the “Closing Date”), Taylor Morrison Communities, Inc., a Delaware corporation and indirect subsidiary of the Company (the “Borrower” or “TMCI”) entered into that certain Credit Agreement (the “Credit Agreement”) in respect of a revolving loan facility with a commitment in an aggregate principal amount of $800,000,000, among the Borrower, Taylor Morrison Home III Corporation, a Delaware corporation (“Holdings”), Taylor Morrison Holdings, Inc. (“TMH”), a Delaware corporation, Taylor Morrison Finance, Inc., a Delaware corporation (“U.S. FinCo”), each lender from time to time party thereto (the “Lenders”) and Citibank N.A., as administrative agent for the Lenders. The Credit Agreement matures on February 6, 2024.

Interest and Fees

Amounts outstanding under Credit Agreement bear interest, at the Borrower’s option, at (a) a base rate plus a margin ranging from 0.50% to 1.00% per annum based on the Borrower’s capitalization ratio; or (b) LIBOR (subject to a LIBOR floor of 0.00%) plus a margin ranging from 1.50% to 2.00% per annum based on the Borrower’s capitalization ratio.

In addition, we must pay (a) commitment fees on the unused commitments under the Credit Agreement ranging from 0.25% to 0.35% per annum based on the Borrower’s capitalization ratio and (b) customary agency fees under the Credit Agreement.

Amortization and Prepayments

The Credit Agreement does not require any amortization.

In addition, in the event that our capitalization ratio is below 0.55 to 1.00, we are required to prepay the outstanding loans under the Credit Agreement such that the outstanding loans do not exceed a borrowing base.

We may voluntarily repay outstanding loans under the Credit Agreement at any time, without prepayment premium or penalty, subject to customary “breakage” costs with respect to LIBOR loans.

Collateral and guarantors

All obligations under the Credit Agreement will be unconditionally guaranteed by Holdings, TMH, U.S. FinCo, any subsidiary of Holdings that acquires capital stock of U.S. FinCo or the Borrower, any direct or indirect parent of Holdings that guarantees obligations in respect of indebtedness in excess of $35,000,000 in the aggregate and each of the Borrower’s and U.S. FinCo’s existing and future direct and indirect wholly owned domestic restricted subsidiaries, subject to certain exceptions.

The obligations under the Credit Agreement are unsecured.

Restrictive covenants and other matters

We must comply on a quarterly basis with:

•	a maximum capitalization ratio of 0.60 to 1.00; and

•	a minimum consolidated tangible net worth of $1,000,655,978 plus certain additional amounts.

The Credit Agreement contains certain customary affirmative covenants. The negative covenants in the Credit Agreement include, among other things, limitations on our ability to do the following, subject to certain exceptions:

•	create liens;

•	make certain loans or investments (including acquisitions);

•	pay dividends on or make distributions in respect of our capital stock or make other restricted junior payments;

•	consolidate, merge, divide, sell or otherwise dispose of all or substantially all of our assets;

•	sell or otherwise dispose of assets, including equity interests in our subsidiaries;

•	enter into certain transactions with our affiliates; and

•	change our fiscal year.

The Credit Agreement contains certain customary events of default, including relating to a change of control. If an event of default occurs and is continuing, the lenders under the Credit Agreement will be entitled to take various actions, including terminating the commitments under the Credit Agreement and the acceleration of amounts due under the Credit Agreement.

On the Closing Date, there is approximately $210 million of borrowings outstanding under the Credit Agreement.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On the Closing Date, the Second Amended and Restated Credit Agreement, dated as of July 13, 2011 (as amended, amended and restated, supplemented or otherwise modified prior to the Closing Date), among TMCI, TMM Holdings Limited Partnership, Taylor Morrison Holdings, Inc., Taylor Morrison Finance, Inc., the lenders party thereto and Credit Suisse AG, as administrative agent for the lenders, was terminated.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company completed the Acquisition of William Lyon Homes. Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Class A common stock, par value $0.01 per share, of William Lyon Homes (the “Target Class A Common Shares”), and each issued and outstanding share of Class B common stock, par value $0.01 per share, of William Lyon Homes (the “Target Class B Common Shares,” and together with the Target Class A Common Shares, the “Target Common Shares”) (excluding any (i) restricted Target Common Shares; (ii) shares held by any stockholder who properly demanded and perfected his, her or its appraisal rights with respect to such shares; or (iii) shares owned directly by William Lyon Homes (or any wholly owned subsidiary of William Lyon Homes, the Company or Merger Sub) immediately prior to the Effective Time) were converted into the right to receive and became exchangeable for (A) 0.8000 validly issued, fully paid and nonassessable shares (the “Stock Consideration”) of common stock, $0.00001 par value per share, of the Company (“Company Shares”) and (B) $2.50 in cash, without any interest thereon (together with the Stock Consideration, the “Merger Consideration”). No fractional Company Shares were issued in the Merger, and William Lyon Homes stockholders received cash in lieu of any fractional shares.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding and unexercised stock option (each, a “Target Option”), whether vested or unvested, exercisable or not exercisable, of William Lyon Homes was substituted and converted by the Company granting an option (each, a “Company Option”) in substitution of such Target Option, to purchase a number of whole Company Shares (rounded down to the nearest whole share) equal to the product obtained by multiplying (i) the number of Target Common Shares subject to such Target Option immediately prior to the Effective Time by (ii) the sum (the “Equity Award Exchange Ratio”) of (x) 0.8000 and (y) the quotient obtained by dividing $2.50 by the volume weighted average per-share price of Company Shares during the ten full trading days ending on (and including) the trading day immediately preceding the Effective Time. The exercise price per share of such Company Option (rounded up to the nearest cent) is equal to the quotient obtained by dividing (i) the exercise price per Target Common Share of such Target Option immediately prior to the Effective Time by (ii) the Equity Award Exchange Ratio. Such Company Options are subject to the same vesting and acceleration of vesting terms and conditions as, and have other terms and conditions that are substantially similar to, those that applied to the Target Options immediately prior to the Effective Time.

In addition, at the Effective Time, (i) each outstanding award of restricted Target Common Shares (each, a “Target Restricted Stock Award”) and (ii) each outstanding performance stock unit award in respect of Target Common Shares (each, a “Target PSU Award”) was substituted and converted by the Company granting in substitution a corresponding award in respect of Company Shares (each, a “Company Award”), with the number of whole Company Shares underlying each such Company Award equal to (rounded down to the nearest whole share) the product obtained by multiplying (i) the number of Target Common Shares underlying such Target Restricted Stock Award or Target PSU Award, as applicable, immediately prior to the Effective Time (assuming that any performance-based vesting conditions applicable to such Target Restricted Stock Award or Target PSU Award, as applicable, for any performance period that had not been completed as of the Effective Time were achieved at target) by (ii) the Equity Award Exchange Ratio. Such Company Awards are subject to the same vesting and acceleration of vesting terms and conditions (other than any performance-based vesting conditions) as, and have other terms and conditions that are substantially similar to, those that applied to the corresponding Target Restricted Stock Award or Target PSU Award, as applicable, immediately prior to the Effective Time.

In addition, at the Effective Time, the warrant held by Lyon Shareholder 2012, LLC related to Target Class B Common Shares (the “Class B Warrant”) was substituted and converted by the Company issuing a warrant (the “Company Warrant”) to be settled in Company Shares in substitution of the Class B Warrant exercisable for a number of whole Company Shares (rounded down to the nearest whole share) equal to the product obtained by multiplying (i) the number of Target Common Shares subject to the Class B Warrant immediately prior to the Effective Time by (ii) the Equity Award Exchange Ratio. The exercise price per share of the Company Warrant (rounded up to the nearest cent) is equal to the quotient obtained by dividing (i) the exercise price per Target Class B Common Share of the Class B Warrant immediately prior to the Effective Time by (ii) the Equity Award Exchange Ratio. The Company Warrant has and is subject to substantially identical terms to those of the Class B Warrant immediately prior to the Effective Time, except that the Company Warrant is exercisable on a net exercise basis.

In connection with the Merger, the Company paid approximately $88.52 million in cash and issued approximately 28.87 million Company Shares in aggregate Merger Consideration. In addition, Taylor Morrison reserved for issuance approximately (i) 1.1 million Company Shares in respect of the Company Awards in connection with Taylor Morrison’s assumption of the Target Restricted Stock Awards and Target PSU Awards and in respect of the conversion of Target Options into Company Options and (ii) 1,704,205 Company Shares in respect of the conversion the Class B Warrant into the Company Warrant, in each case, as described in the Merger Agreement.

Trading of Target Class A Common Shares on the New York Stock Exchange (“NYSE”) was suspended on February 6, 2020, and it is expected that the Target Class A Common Shares will be delisted from the NYSE on February 16, 2020.

A copy of the Merger Agreement has been previously filed as Exhibit 2.1 to the Company’s Registration Statement on Form S-4 (File No. 333-235410) and is incorporated herein by reference. The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above, under Item 1.01, is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

At the Effective Time, the Company issued, in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, to Lyon Shareholder 2012, LLC, the Company Warrant, which is exercisable for 1,704,205 Company Shares at an exercise price per share of $19.12, in substitution of the Class B Warrant.

The foregoing description of the Company Warrant is qualified in its entirety by reference to the full text of the Company Warrant, which is attached hereto as Exhibit 10.2 and is incorporated into this Item 3.02 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, the board of directors of the Company (the “Company Board”) increased the size of the Company Board to nine members and appointed William H. Lyon and Gary H. Hunt as independent directors of the Company, effective as of the Effective Time. The committee appointments of each of the new directors are described below.

The appointments of two individuals, mutually selected by the Company and William Lyon Homes, who were members of the board of directors of William Lyon Homes (the “Target Board”) prior to the Effective Time were made pursuant to the requirements of the Merger Agreement but were not otherwise made pursuant to any arrangement or understanding between either William H. Lyon or Gary H. Hunt, on one hand, and any other person, on the other hand, and neither of them has entered into (or proposed to enter into) any transactions required to be reported under Item 404(a) of Regulation S-K.

Under the Company’s annual compensation program for eligible directors, Mr. Lyon and Mr. Hunt will each be entitled to receive the Company’s standard compensation provided to all the Company’s independent directors for service on the Board (currently a $75,000 annual cash retainer and an annual equity award , in the form of restricted stock units (“RSUs”), with a grant date fair value of $140,000). Mr. Lyon and Mr. Hunt will each be eligible to participate in the Taylor Morrison Home Corporation Non-Employee Deferred Compensation Plan (the “Director Plan”). The material terms of the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan, as amended and restated (the “Incentive Plan”), the RSUs, and the Director Plan are the same as those described in the Company’s definitive Proxy Statement on Schedule 14A filed with the SEC on April 17, 2018 and as provided in the Incentive Plan, the form of RSU award agreement (or, if applicable, the form of deferred stock unit agreement), and the Director Plan, each as previously filed with the SEC.

Mr. Lyon and Mr. Hunt each entered into the Company’s customary indemnification agreement for directors and officers.

Neither of Mr. Lyon nor Mr. Hunt has any family relationship with the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Neither Mr. Lyon nor Mr. Hunt has entered into any other material plan, contract, arrangement or amendment in connection with his appointment to the Company Board.

Item 7.01.	Regulation FD Disclosure.

On the Closing Date, the Company issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in its entirety into this Item 7.01 by reference.

The information under this Item 7.01 of this report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On the Closing Date, in connection with TMCI’s previously announced offers to exchange (the “Exchange Offers”) any and all outstanding senior notes (the “William Lyon Notes”) of three series issued by William Lyon Homes, Inc. (“California Lyon”) for up to $1.09 billion aggregate principal amount of new notes to be issued by TMCI (the “Taylor Morrison Notes”) and concurrent consent solicitations, (i) TMCI notified the trustee for the applicable William Lyon Notes that it has delivered to The Depository Trust Company for the holders of such William Lyon Notes the aggregate amount to be paid to such holders as consent payments, upon the terms and subject to the conditions in TMCI’s offering memorandum and consent solicitation statement, dated December 5, 2019 (the “Offering Memorandum”), or TMCI’s separate consent solicitation statement, dated December 5, 2019, as applicable, in respect of the consents validly delivered and not revoked thereunder and (ii) the William Lyon Notes that were validly tendered (and not validly withdrawn) in the Exchange Offers have been accepted for exchange by TMCI in accordance with the terms of the Offering Memorandum. As a result, the supplemental indentures, which were executed on December 18, 2019, effecting the amendments (the “Amendments”) to eliminate substantially all of the covenants in the indentures governing the William Lyon Notes, including the requirement to offer to repurchase the William Lyon Notes upon a change of control, and eliminate certain other restrictive provisions and events that may lead to an “Event of Default” in such indentures, became operative on the Closing Date. The settlement date of the Exchange Offers is expected to occur on February 10, 2020.

Item 9.01.	Financial Statements and Exhibits.

Financial Statements of Businesses Acquired

The audited Consolidated Balance Sheets as of December 31, 2018 and 2017 and audited Consolidated Statements of Operations, Consolidated Statements of Equity and Consolidated Statements of Cash Flows for the years ended December 31, 2018, 2017 and 2016, and the related notes thereto, of William Lyon Homes are filed as Exhibit 99.2 through incorporation by reference to William Lyon Homes’ Annual Report on Form 10-K for the year ended December 31, 2018.

The unaudited Condensed Consolidated Balance Sheets as of September 30, 2019 and December 31, 2018 and the unaudited Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2019 and 2018 and Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2019 and 2018, and the related notes thereto, of William Lyon Homes are filed as Exhibit 99.3 through incorporation by reference to William Lyon Homes’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

Pro Forma Financial Information

The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2019 and the Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018, and the related notes thereto, are filed as Exhibit 99.4 through incorporation by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on December 5, 2019 (first report).

Exhibits

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated November 5, 2019, by and among Taylor Morrison, Merger Sub and William Lyon Homes (incorporated by reference to Exhibit 2.1 to Taylor Morrison Home Corporation’s Registration Statement on Form S-4 (File No. 333-235410)).*

10.1

Credit Agreement, dated as of February 6, 2020, among the Borrower, Taylor Morrison Home III Corporation, Taylor Morrison Holdings, Inc., Taylor Morrison Finance, Inc., each lender from time to time party thereto and Citibank N.A., as administrative agent.

10.2	Warrant dated February 6, 2020.

23.1	Consent of KPMG LLP, independent registered public accounting firm for William Lyon Homes.

99.1	Press Release, dated February 6, 2020.

99.2

Audited Consolidated Balance Sheets as of December 31, 2018 and 2017 and audited Consolidated Statements of Operations, Consolidated Statements of Equity and Consolidated Statements of Cash Flows for the years ended December 31, 2018, 2017 and 2016, and the related notes thereto, of William Lyon Homes (incorporated herein by reference to William Lyon Homes’ Annual Report on Form 10-K for the year ended December 31, 2018).

99.3

Unaudited Condensed Consolidated Balance Sheets as of September 30, 2019 and December 31, 2018 and the unaudited Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2019 and 2018 and Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2019 and 2018, and the related notes thereto, of William Lyon Homes (incorporated herein by reference to William Lyon Homes’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2019).

99.4

Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2019 and the Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018, and the related notes thereto (incorporated herein by reference to Exhibit 99.2 to Taylor Morrison Home Corporation’s Current Report on Form 8-K filed on December 5, 2019).

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

Forward-Looking Statements

Some of the statements in this Current Report on Form 8-K are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. securities laws. These include statements using the words “believe,” “target,” “outlook,” “may,” “will,” “should,” “could,” “estimate,” “continue,” “expect,” “intend,” “plan,” “predict,” “potential,” “project,” “intend,” “estimate,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “seek,” “would,” “upside,” “increases,” “goal,” “guidance” and “anticipate,” and similar statements (including where the word “could,” “may,” or “would” is used rather than the word “will”) and the negative of such words and phrases, which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of the Company and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to the Company, or persons acting on its behalf, and are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks and uncertainties that could cause actual results to differ from forward-looking statements include, among other things: the inherent uncertainty associated with financial or other projections, including anticipated synergies; the integration of Taylor Morrison and

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Taylor Morrison hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

William Lyon Homes and the ability to recognize the anticipated benefits from the combination of Taylor Morrison and William Lyon Homes, and the amount of time it may take to realize those benefits, if at all; the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger; any unanticipated difficulties or expenditures relating to the Merger; the response of business partners and retention as a result of the announcement of the transaction; and the anticipated size of the markets and continued demand for Taylor Morrison’s and William Lyon Homes’ homes and the impact of competitive responses to the transaction. Additional risks and uncertainties are described in Taylor Morrison’s and William Lyon Homes’ respective filings with the U.S. Securities and Exchange Commission (the “SEC”), including as described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 20, 2019, in William Lyon Homes’ Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 28, 2019, and in their respective subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. Except as required by law, neither Taylor Morrison nor William Lyon Homes has any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2020

Taylor Morrison Home Corporation

By:	/s/ Darrell C. Sherman
Name:	Darrell C. Sherman
Title:	Executive Vice President, Chief Legal Officer and Secretary